UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):                                        July 21, 2005

The Reynolds and Reynolds Company

(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Reynolds Way, Dayton, Ohio		45430

(Address of principal executive offices)		(Zip Code)

     Registrant’s telephone number, including area code:                                        937-485-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 21, 2005, The Reynolds and Reynolds Company issued a press release announcing its unaudited financial results for the fiscal quarter ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 2.06 Material Impairments.

The company’s Board of Directors on July 19, 2005 determined to discontinue the sales, marketing and further enhancement of the Reynolds Generations Series Suite dealer management system for automobile dealers. In connection with this discontinuance, in the company’s fourth fiscal quarter ending September 30, 2005, the company will write-off approximately $67,000,000 of capitalized software development on a pre-tax basis or approximately $41,000,000 on an after-tax basis. The company is currently evaluating any other potential impacts of this decision and may recognize additional costs in the fourth quarter, although at the present it is unable to make an accurate assessment of the amount or range of amounts that may result in future cash expenditures as a result of the decision. For a description of the facts and circumstances leading to the conclusion that the impairment charge is required, see the press release attached hereto as Exhibit 99.1 and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release of The Reynolds and Reynolds Company dated July 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company
July 21, 2005	By:	Douglas M. Ventura
		Name:	Douglas M. Ventura
		Title:	EVP, Reynolds International and Corporate Services

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by The Reynolds and Reynolds Company dated July 21, 2005.